Exhibit 10.1

LOJACK CORPORATION
Second Amendment to
2008 Stock Incentive Plan, as Amended and Restated
The LoJack Corporation 2008 Stock Incentive Plan, as Amended and Restated (as amended, the “Plan”), is hereby further amended as follows:

1.	The last two sentences of Section 5(e) of the Plan are hereby amended and restated as follows:
“Except as otherwise determined by the Committee with respect to a specific grant, the minimum vesting period of an Option shall be one (1) year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Options in the event of a Change of Control of the Company, the Optionee’s death, disability, retirement or other termination of employment, or as otherwise specified by the Committee from time to time.”

2.	The last two sentences of the first paragraph of Section 7 of the Plan are hereby amended and restated as follows:
“Except as otherwise determined by the Committee with respect to a specific grant, in the event that any such Stock Grant made to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one (1) year, and in the event any such Stock Grant made to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three (3) years; provided, however, that a Stock Grant with a time-based restriction may become vested incrementally over such three (3) year period. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of the Stock Grant in the event of a Change of Control of the Company, the grantee’s death, disability, retirement or other termination of employment, or as otherwise specified by the Committee from time to time.”

3.	The last two sentences of Section 8 of the Plan are hereby amended and restated as follows:
“Except as otherwise determined by the Committee with respect to a specific grant, in the event that any RSUs granted to employees shall have a performance-based goal, the restriction period with respect to such grant shall not be less than one (1) year, and in the event any such RSUs granted to employees shall have a time-based restriction, the total restriction period with respect to such grant shall not be less than three (3) years; provided, however, that any RSUs with a time-based restriction may become vested incrementally over such three (3) year period. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of the RSUs in the event of a Change of Control of the Company, the grantee’s death, disability, retirement or other termination of employment, or as otherwise specified by the Committee from time to time.”

4.	Except as hereby amended, the Plan is confirmed in all other respects.
APPROVED BY THE BOARD OF DIRECTORS: August 13, 2015